Exhibit 10.40

Subordination Deed

AgCentral Energy Pty Ltd

Vast Solar Pty. Ltd. (ACN 136 258 574) (the Debtor)

AgCentral Energy Pty Ltd (ACN 665 472 711) (the Subordinated Creditor)

in favour of

the Senior Creditors

Gilbert + Tobin

10	Amendment of documents		21
	10.1	Amendment of Documents	21
	10.2	Amendment of Subordinated Debt Documents	21
11	Assignments, Guarantees and Security		21
	11.1	Assignments of Subordinated Debt	21
	11.2	Guarantees and Security in respect of Subordinated Debt	21
12	Representations and warranties		21
	12.1	Representations and warranties	21
	12.2	Survival	22
	12.3	Reliance on representations and warranties	23
13	Change to parties		23
	13.1	Debtor and Subordinated Creditor	23
	13.2	Senior Creditor	23
14	Waivers, remedies cumulative		23
15	Amendment		24
16	Severability of provisions		24
17	Notices		24
	17.1	Communications in writing	24
	17.2	Addresses	24
	17.3	Delivery	25
	17.4	Notification of address, fax number and email address	25
	17.5	Email communication	25
	17.6	Reliance	26
	17.7	English language	27
18	Counterparts		27
	18.1	Counterparts	27
	18.2	Electronic execution	27
19	Further steps		28
20	Exclusion of PPSA provisions		28
21	Exercise of rights by Senior Creditor		29
22	No notice required unless mandatory		29
23	Power of attorney		29
	23.1	Appointment	29
	23.2	Powers	29

Gilbert + Tobin

24	General		30
	24.1	Realisation of distributions	30
	24.2	Prompt performance	30
	24.3	Set off	30
	24.4	No liability for loss	31
	24.5	Confidentiality	31
	24.6	Supply of information	31
25	Governing Law		31
26	Jurisdiction		31
27	Acknowledgement by Debtor and Subordinated Creditor		31
28	Deed poll		32
Execution page			33

Gilbert + Tobin

Date:	14 February 2023

Parties

1	Vast Solar Pty. Ltd. (ACN 136 258 574) of [***] (the Debtor)

2	AgCentral Energy Pty Ltd (ACN 665 472 711) of [***] (the Subordinated Creditor)

in favour of the Senior Creditors in accordance with clause 28 (Deed poll).

Background

A	Each Senior Creditor has made available its Senior Debt to the Debtor.

B	The Subordinated Creditor is owed, or will be owed, the Subordinated Debt by the Debtor.

C	The parties agree the Subordinated Debt will be subordinated to the Senior Debt on the terms of this deed.

The parties agree

1	Defined terms and interpretation

1.1	Definitions

In this deed:

A$ or Australian dollars means the lawful currency of the Commonwealth of Australia.

AgCentral means AgCentral Energy Pty Ltd (ACN 665 472 711).

Attorney means each attorney appointed by the Subordinated Creditor under clause 23 (Power of attorney).

Authorised Officer means:

(a)	in relation to a Senior Creditor or the Subordinated Creditor, any officer whose title or office includes the word “manager”, “director”, “executive”, “chief’, “head”, “counsel” or “president” and any other person appointed to act as an Authorised Officer for the purposes of this deed; and

(b)	in relation to the Debtor, a director or secretary, or a person notified in writing to each Senior Creditor and the Subordinated Creditor to be its Authorised Officer (and in respect of which neither the Senior Creditor nor the Subordinated Creditor has not received notice of revocation).

Business Day means a day on which banks are open for business in Sydney, Australia, excluding a Saturday, Sunday or public holiday.

Costs includes costs, charges and expenses including those incurred in connection with advisers and any legal costs on a full indemnity basis.

Details means the section of this deed headed “Parties”.

Gilbert + Tobin	page 5

Existing General Security Deed means the document entitled “General Security Deed” dated 31 May 2018 originally between the Debtor and AgCentral Pty Ltd (ACN 053 901 518), as novated from AgCentral Pty Ltd (ACN 053 901 518) to the Subordinated Creditor (in that capacity) pursuant to the “Deed of novation” between AgCentral Pty Ltd (ACN 053 901 518), the Subordinated Creditor and the Debtor dated on or prior to the date of this deed (and registered with PPSR registration no. 201806040054018).

Finally Paid means, in respect of the Senior Debt, satisfaction of the following conditions:

(a)	payment or discharge of it in full (to the satisfaction of each Senior Creditor); and

(b)	at that time, no Senior Creditor has reason to believe (acting reasonably and in good faith) that any person, including a Liquidator of the Debtor, administrator, receiver, manager or similar official is reasonably likely to exercise a right to recoup or claim repayment of any part of the amount paid or discharged, whether under the laws relating to preferences, voidable transactions, fraudulent dispositions or otherwise.

Government Agency means:

(a)	a government, whether foreign, federal, state, territorial or local;

(b)	a department, office or minister of a government acting in that capacity; or

(c)	a commission, delegate, instrumentality, agency, board or other governmental, or semi-governmental judicial, administrative, monetary or fiscal authority, whether statutory or not.

Guarantee means:

(a)	any guarantee, indemnity, bond, letter of credit, legally binding comfort letter or similar assurance against loss;

(b)	any direct or indirect, actual or contingent obligation to purchase or assume any person’s liabilities, to make an investment in or provide financial accommodation to any person, or to purchase any person’s assets, in each case, where that obligation is assumed to assist that person to meet its liabilities; or

(c)	any other direct or indirect, actual or contingent obligation under which a person is, or may be, responsible for another person’s solvency, financial condition or liabilities.

Liquidation means official management, appointment of an administrator or provisional liquidator, compromise, arrangement, merger, amalgamation, reconstruction, winding up, dissolution, deregistration, assignment for the benefit of creditors, scheme, composition or arrangement with creditors, insolvency, bankruptcy, or a similar procedure or, where applicable, changes in the constitution of any partnership or person, or death.

Liquidator of the Debtor means any person who may be charged with the Liquidation of the Debtor (whether by contract, statute or otherwise). It includes a liquidator, administrator, receiver and receiver and manager.

Nabors means Nabors Lux 2 S.a.r.l.

PPSA means the Personal Property Securities Act 2009 (Cth).

PPSR means the “register” established and maintained under the PPSA.

Gilbert + Tobin	page 6

Proceeds means any amount that may be paid to, or received or recovered by, the Subordinated Creditor in respect of the Subordinated Debt contrary to the provision of this deed, whether in the Liquidation of the Debtor or for any other reason (including by payment, set-off, combination of accounts, counterclaim or abatement).

Pro Rata Share means, in relation to a Senior Creditor at any time, the proportion represented by:

(a)	the aggregate of all its Senior Debt which is due and payable, but unpaid, to that Senior Creditor at that time;

to:

(b)	the aggregate of all Senior Debt which is due and payable, but unpaid, to all Senior Creditors at that time.

Security means a mortgage, charge, pledge, lien, assignment or transfer for security purposes, retention of title arrangement or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect, including, for the avoidance of doubt, any “security interest” as defined in sections 12(1) or 12(2) of the PPSA.

Senior Convertible Note Deed means the document entitled “Convertible Note Deed Poll” dated on or about the date of this deed entered into by the Debtor.

Senior Creditor means each provider of financial accommodation (or any agent or trustee on its behalf) to the Debtor under a Senior Debt Document and includes, as at the date of this deed, Nabors.

Senior Debt means all debts and monetary liabilities of the Debtor to any Senior Creditor under or in connection with the Senior Debt Documents irrespective of whether the debts or liabilities:

(a)	arise under law or otherwise;

(b)	are present or future;

(c)	are actual, prospective, contingent or otherwise;

(d)	are at any time ascertained or unascertained;

(e)	are owed or incurred by or for the account of the Debtor alone, or severally or jointly with any other person;

(f)	are owed to or incurred for the account of that Senior Creditor alone, or severally or jointly with any other person;

(g)	are owed to any other person as agent (whether disclosed or not) for or on behalf of that Senior Creditor;

(h)	are owed or incurred as principal, interest, fees, charges, Taxes, damages (whether for breach of contract or tort or incurred on any other ground), losses, costs or expenses, or on any other account;

(i)	would have been payable to that Senior Creditor but remains unpaid by reason of the insolvency of the Debtor; or

(j)	are future advances.

Gilbert + Tobin	page 7

Senior Debt Document means:

(a)	the Senior Convertible Note Deed;

(b)	each Convertible Note (as defined in the Senior Convertible Note Deed);

(c)	each Subscription Agreement (as defined in the Senior Convertible Note Deed) only in so far as it relates to each Convertible Note (as defined in the Senior Convertible Note Deed);

(d)	any Guarantee, Security or any other document or agreement entered in connection with the documents described in paragraphs (a) to (c) above; or

(e)	any document or agreement entered into under or for the purpose of amending or novating any of the above.

For avoidance of doubt, in no case will anything in this definition include any document or agreement entered into or granted in favour of AgCentral to the extent that it is entered into or granted other than solely in its capacity as a Senior Creditor.

Subordinated Debt means all debts and monetary liabilities of the Debtor to the Subordinated Creditor on any account and in any capacity (in each case, other than under or in connection with a Senior Debt Document) irrespective of whether the debts or liabilities:

(a)	arise under law or otherwise;

(b)	are present or future;

(c)	are actual, prospective, contingent or otherwise;

(d)	are at any time ascertained or unascertained;

(e)	are owed or incurred by or for the account of the Debtor alone, or severally or jointly with any other person;

(f)	are owed to or incurred for the account of the Subordinated Creditor alone, or severally or jointly with any other person;

(g)	are owed to any other person as agent (whether disclosed or not) for or on behalf of the Subordinated Creditor;

(h)	are owed or incurred as principal, interest, fees, charges, Taxes, damages (whether for breach of contract or tort or incurred on any other ground), losses, costs or expenses, or on any other account;

(i)	would have been payable to the Subordinated Creditor but remains unpaid by reason of the insolvency of the Debtor; or

(j)	are future advances,

including under or in relation to any Subordinated Debt Document.

Gilbert + Tobin	page 8

Subordinated Debt Document means:

(a)	the “Funding Agreement” dated 18 January 2016 originally between Twynam Investments Pty Ltd (formerly Twynam Agricultural Group Pty Limited) (ACN 000 573 213) (Twynam) and the Debtor, as initially novated from Twynam to AgCentral Pty Ltd (ACN 053 901 518), and subsequently novated from AgCentral Pty Ltd (ACN 053 901 518) to the Subordinated Creditor (in that capacity) pursuant to the “Deed of novation” between AgCentral Pty Ltd (ACN 053 901 518), the Subordinated Creditor and the Debtor dated on or prior to the date of this deed, pursuant to which the Debtor issued “Convertible Notes No. 3”;

(b)	the “Funding Agreement” dated 23 November 2017, pursuant to which the Debtor issued “Convertible Notes No. 4”;

(c)	the “Funding Agreement” dated 14 July 2020, pursuant to which the Debtor issued “Convertible Notes No. 5”;

(d)	each convertible note issued by the Debtor and known as “Convertible Notes No. 3”, “Convertible Notes No. 4” and “Convertible Notes No. 5”;

(e)	the “Loan Agreement” dated 17 March 2022 originally between the Debtor and AgCentral Pty Ltd (ACN 053 901 518), as novated from AgCentral Pty Ltd (ACN 053 901 518) to the Subordinated Creditor (in that capacity) pursuant to the “Novation Deed” between AgCentral Pty Ltd (ACN 053 901 518), the Subordinated Creditor and the Debtor dated on or prior to the date of this deed;

(f)	the “Loan Agreement” dated 29 April 2022 originally between the Debtor and AgCentral Pty Ltd (ACN 053 901 518), as novated from AgCentral Pty Ltd (ACN 053 901 518) to the Subordinated Creditor (in that capacity) pursuant to the “Novation Deed” between AgCentral Pty Ltd (ACN 053 901 518), the Subordinated Creditor and the Debtor dated on or prior to the date of this deed;

(g)	the “Loan Agreement” dated 30 May 2022 originally between the Debtor and AgCentral Pty Ltd (ACN 053 901 518), as novated from AgCentral Pty Ltd (ACN 053 901 518) to the Subordinated Creditor (in that capacity) pursuant to the “Novation Deed” between AgCentral Pty Ltd (ACN 053 901 518), the Subordinated Creditor and the Debtor dated on or prior to the date of this deed;

(h)	the “Loan Agreement” dated 15 June 2022 originally between the Debtor and AgCentral Pty Ltd (ACN 053 901 518), as novated from AgCentral Pty Ltd (ACN 053 901 518) to the Subordinated Creditor (in that capacity) pursuant to the “Novation Deed” between AgCentral Pty Ltd (ACN 053 901 518), the Subordinated Creditor and the Debtor dated on or prior to the date of this deed;

(i)	the “Loan Agreement” dated 19 September 2022 originally between the Debtor and AgCentral Pty Ltd (ACN 053 901 518), as novated from AgCentral Pty Ltd (ACN 053 901 518) to the Subordinated Creditor (in that capacity) pursuant to the “Novation Deed” between AgCentral Pty Ltd (ACN 053 901 518), the Subordinated Creditor and the Debtor dated on or prior to the date of this deed;

(j)	the Existing General Security Deed;

(k)	any document or agreement (other than a Senior Debt Document) between the Debtor and the Subordinated Creditor (whether or not with another person) for the purposes of or in connection with providing financial accommodation to the Debtor, or for its account;

Gilbert + Tobin	page 9

(l)	any Guarantee, Security or any other document or agreement entered in connection with the documents described in paragraphs (a) to (k) above; or

(m)	any document or agreement entered into under or for the purpose of amending or novating any of the above.

Subordination Period means the period from the date of this deed until the date the Senior Debt has been Finally Paid. The Subordination Period will not end prior to the maturity date of any Senior Debt.

Tax means a tax, levy, impost, stamp duty, duty (including transaction duties), goods and services tax or other value added tax (including GST), rate, charge, deduction or withholding, however it is described, that is imposed by any authority, together with any related interest, penalty, fine or other charge or expense in connection with them.

1.2	Interpretation

(a)	Unless a contrary indication appears, any reference in this deed to:

(i)	a Senior Creditor, the Subordinated Creditor, the Debtor or any other person shall be construed so as to include its executors, administrators, successors, substitutes (including by novation) and assigns;

(ii)	a Senior Creditor or the Subordinated Creditor shall be construed only as a reference to the relevant person in its capacity as the provider of (or agent or trustee of providers of) Senior Debt or Subordinated Debt (as applicable) (and not in any other capacity);

(iii)	assets include present and future properties, revenues and rights of every description;

(iv)	any agreement or instrument is a reference to that agreement or instrument as amended, novated, supplemented, extended or restated;

(v)	indebtedness includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(vi)	a person or entity includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium or partnership or other entity (whether or not having separate legal personality) or two or more of them;

(vii)	a regulation includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any Government Agency and if not having the force of law, with which responsible entities in the position of the relevant party would normally comply;

(viii)	a provision of law or a regulation is a reference to that provision as amended or re-enacted;

(ix)	to the singular includes the plural and vice versa;

Gilbert + Tobin	page 10

(x)	a time of day is a reference to Sydney time; and

(xi)	the words including, for example or such as when introducing an example do not limit the meaning of the words to which the example relates to that example or examples of a similar kind.

(b)	Section, Clause and Schedule headings are for ease of reference only.

1.3	Note Document

This deed is a “Note Document” for the purposes of the Senior Convertible Note Deed.

1.4	Determination, statement and certificate

Except where otherwise provided in this deed any determination, statement or certificate by a Senior Creditor or an Authorised Officer of the Senior Creditor is conclusive. It binds the parties in the absence of manifest error.

1.5	Consents and opinions

(a)	For so long as Nabors and AgCentral are the only Senior Creditors, where this deed refers to consents, directions or instructions from the Senior Creditors, such consents, directions or instructions are to be provided by or obtained from Nabors as Senior Creditor.

(b)	Except where expressly stated otherwise, a Senior Creditor may give or withhold, or give conditionally, approvals and consents, may be satisfied or unsatisfied, may form opinions, and may exercise its rights, powers and remedies, at its absolute discretion.

1.6	Inconsistency

(a)	This deed prevails if there is an inconsistency between it and any other document between the Subordinated Creditor and the Debtor. This includes where a person cannot comply with both or where what is prohibited by one is permitted by the other.

(b)	This deed amends and is incorporated in all documents evidencing Subordinated Debt. Any document entered into between the Subordinated Creditor and the Debtor after the date of this deed will be taken to have been provided on the terms in this deed.

1.7	Payments to Senior Creditors

Each payment in cash made or to be made by the Debtor or the Subordinated Creditor to the Senior Creditors in accordance with this deed shall be applied as between the Senior Creditors according to their respective Pro Rata Share (calculated as at the date of payment).

2	Purpose and consideration

This deed sets out the terms on which the Subordinated Debt is subordinated to the Senior Debt. Each of the Debtor and the Subordinated Creditor acknowledge incurring obligations and giving rights under this deed for valuable consideration.

Gilbert + Tobin	page 11

3	Subordination

(a)	The Subordinated Debt and payment of, and the rights and claims of the Subordinated Creditor in respect of, the Subordinated Debt are subordinated and postponed and made subject in right of payment to the Senior Debt in the manner set out in this deed.

(b)	This clause applies despite any contrary agreement between the Subordinated Creditor and the Debtor.

4	Overall limit on enforcement action and payment

4.1	Subordination

Subject to clause 4.2 (Permitted actions), during the Subordination Period:

(a)	the Subordinated Debt shall not be due, payable or repayable;

(b)	the Debtor shall not and may not agree to:

(i)	pay or repay or otherwise allow satisfaction or discharge of any of the Subordinated Debt;

(ii)	vary, replace, transfer, waive, release or affect any of its rights or obligations in respect of any Subordinated Debt or rescind or terminate any agreement in connection with any Subordinated Debt;

(iii)	exercise any set off in respect of any amount payable to it by the Subordinated Creditor; or

(iv)	enter into any arrangement, take any action or fail to do anything, which results in any Subordinated Debt not being subordinated to the Senior Debt;

(c)	the Subordinated Creditor shall not:

(i)	accelerate or otherwise demand;

(ii)	sue for;

(iii)	exercise any enforcement rights (whether under any Security or otherwise) or winding up proceedings in respect of;

(iv)	exercise any right of set-off or combination of accounts or similar right or procedure in respect of; or

(v)	claim an amount from the Debtor under a right of indemnity or contribution in respect of,

any of the Subordinated Debt;

(d)	the Subordinated Creditor shall not, and may not agree to:

(i)	amend, vary replace or waive or transfer any of its rights or obligations in respect of its Subordinated Debt;

Gilbert + Tobin	page 12

(ii)	rescind or terminate any agreement in connection with its Subordinated Debt;

(iii)	permit its Subordinated Debt to be evidenced by a negotiable instrument unless the instrument is expressed on its face to be subject to this deed or deposited with a Senior Creditor;

(iv)	requisition or convene a meeting to consider:

(A)	a resolution for the winding up of the Debtor; or

(B)	any arrangement, assignment or composition or protection from any creditors under statute for the Debtor; or

(C)	a resolution for the appointment of an administrator to the Debtor;

(e)	the Subordinated Creditor shall not, without the prior consent of each Senior Creditor or in accordance with the directions of a Senior Creditor (and the Subordinated Creditor agrees to do these things in accordance with that Senior Creditor’s instructions):

(i)	prove or lodge any proof of debt in the Liquidation of the Debtor;

(ii)	vote in any meeting or other decision making body in relation to, or in any way seek to control or influence, the Liquidation of the Debtor;

(iii)	take any step for the purpose of or towards:

(A)	levying any execution or obtaining any judgment against the Debtor; or

(B)	the appointment of a Liquidator of the Debtor; and

(f)	the Subordinated Creditor agrees to:

(i)	exercise its voting power in the Debtor to ensure that the Debtor complies with its obligations under this deed;

(ii)	use its best efforts to procure that the directors of the Debtor ensure that the debtor complies with its obligations under this deed; and

(iii)	notify the Senior Creditors at least 14 days before:

(A)	the Subordinated Creditor (or if the Details indicate that the Subordinated Creditor is a trust or partnership, the trust or the partnership) changes its name as recorded in a public register in its jurisdiction of incorporation or in its constituent documents; and

(B)	any ACN or ARBN allocated to the Subordinated Creditor (or if the Details indicate that the Subordinated Creditor is a trust or partnership, any ABN or ARSN allocated to the trust or any ABN allocated to the partnership) changes, is cancelled or otherwise ceases to apply to it (or if it does not have any such applicable number, one is allocated, or otherwise starts to apply, to it); and

(C)	the Subordinated Creditor becomes trustee of a trust, or a partner in a partnership, not stated in the Details.

Gilbert + Tobin	page 13

4.2	Permitted actions

Notwithstanding anything in this deed to the contrary:

(a)	the Debtor may make or otherwise effect (and the Subordinated Creditor is entitled to receive and retain and otherwise deal with):

(i)	any payment or repayment by way of:

(A)	conversion of any Subordinated Debt into ordinary shares in the Debtor pursuant to the terms of a Subordinated Debt Document;

(B)	capitalisation of interest in accordance with the terms of a Subordinated Debt Document; or

(ii)	any other payment or repayment if each Senior Creditor consents in writing to that payment or repayment; and

(b)	the Subordinated Creditor will not be prevented from, and nothing in this deed will otherwise operate to prevent:

(i)	the taking of any action which is necessary (but only to the extent necessary) to preserve the validity, existence or priority of claims in respect of any Subordinated Debt, including the registration of such claims before any Government Agency and the bringing, supporting or joining of proceedings to prevent any loss of the right to bring, support or join proceedings by reason of applicable limitation periods;

(ii)	the bringing of legal proceedings against any person solely for the purpose of:

(A)	obtaining injunctive relief (or any analogous remedy) to restrain any actual or putative breach of any Subordinated Debt Document (to the extent such breach is not required pursuant to this deed);

(B)	obtaining specific performance (other than specific performance of an obligation to make a payment or take any other action inconsistent with this deed) with no claim for damages; or

(C)	requesting judicial interpretation of any provision of any Subordinated Debt Document with no claim for damages; or

(iii)	interest accruing in accordance with, or any agreement between the Debtor and the Subordinated Creditor in relation to the rate that interest shall accrue under, a Subordinated Debt Document provided that the rate of interest shall not exceed 15% p.a. so long as such accrual does not require a payment in cash.

4.3	Equitable remedies

The Subordinated Creditor may not seek or enforce any equitable remedies to restrict or prevent the exercise by a Senior Creditor of any right, power or remedy in respect of its Senior Debt.

Gilbert + Tobin	page 14

5	Liquidation of the Debtor

If the Debtor goes into Liquidation before the end of the Subordination Period and the Subordinated Creditor proves or lodges a proof in respect of the Subordinated Debt in the Liquidation of the Debtor:

(a)	on any payment or distribution of assets of the Debtor as a direct or indirect result of such a Liquidation of the Debtor, the Liquidator of the Debtor shall pay any dividend in respect of a proof lodged in respect of the Subordinated Debt directly to the Senior Creditors for application to the payment of the Senior Debt (according to each Senior Creditor’s Pro Rata Share) until the Senior Debt has been paid in full; and

(b)	if the dividend in respect of a proof lodged in respect of the Subordinated Debt is reduced by any set-off, deduction or combination of accounts or similar right or procedure, the Subordinated Creditor shall promptly pay to the Senior Creditors (according to each Senior Creditor’s Pro Rata Share) an amount (in aggregate) equal to the amount by which the Subordinated Debt was so reduced.

6	Proceeds

6.1	Proceeds held on trust

(a)	Until after the Subordinated Period, the Subordinated Creditor agrees to hold all Proceeds and all amounts paid to, or received or recovered by it (whether directly or indirectly and including by way of set-off), in accordance with clause 6.2 (The Subordinated Creditor to pay over recovered amounts) (the Other Amounts) on trust for the benefit of the Senior Creditors. The Subordinated Creditor must deal with any such Proceeds and Other Amounts in accordance with paragraph (e) below.

(b)	The Subordinated Creditor acknowledges receiving A$10 from the Senior Creditors on the date of this deed to establish each trust for which the Subordinated Creditor is to act as trustee under this deed.

(c)	The Subordinated Creditor declares that they hold the sum mentioned in paragraph (b) above, together with all Proceeds and Other Amounts, on the trusts established under this clause 6.1 (Proceeds held on trust).

(d)	Each trust established under this clause 6.1 (Proceeds held on trust), commences on the date of this deed and, unless terminated earlier, terminates on the earlier of:

(i)	the day before the eightieth anniversary of the date of this deed; and

(ii)	the last date of the Subordinated Period.

Gilbert + Tobin	page 15

(e)	Until after the Subordinated Period, the Subordinated Creditor must, immediately after receipt of the Proceeds or Other Amounts, deposit them into an account specifically designated by the Senior Creditors. The Subordinated Creditor must distribute all Proceeds and Other Amounts held by it in trust under paragraph (c) above at the direction of the Senior Creditors in the following order of priority:

(i)	first (and, for the avoidance of doubt, subject to clause 1.7 (Payments to Senior Creditors)), to the Senior Creditors or as the Senior Creditors may direct to satisfy the Senior Debt; and

(ii)	second, to the extent of any balance after the Senior Debt has been Finally Paid and the Senior Creditors are no longer under any further actual or contingent obligation to the Debtor under the Senior Debt Documents, to itself in satisfaction of the Subordinated Debt.

6.2	The Subordinated Creditor to pay over recovered amounts

(a)	If, an amount is paid to, or received or recovered by, the Subordinated Creditor or on its account or paid to, or received or recovered by any person other than the Subordinated Creditor in connection with the Subordinated Debt:

(i)	notwithstanding anything else contained in this deed:

(A)	from the Liquidation of the Debtor or any other person and the trust created under clause 6.1(a) (Proceeds held on trust); or

(B)	whether or not from the Liquidation of the Debtor or any other person and the money is not for any other reason subject to the trust created under clause 6.1(a) (Proceeds held on trust); or

(ii)	pursuant to clause 6.3 (Lodgement of proof),

the Subordinated Creditor must (for the avoidance of doubt, subject to clause 1.7 (Payments to Senior Creditors)) immediately pay that money to the Senior Creditors up to an amount equal to the Senior Debt, to be applied in satisfaction of the Senior Debt, and before such payment, it holds the money on trust for the benefit of the Senior Creditors in accordance with clause 6.1 (Proceeds held on trust).

(b)	If, prior to the Subordinated Period, the Subordinated Creditor does not actually receive a dividend, payment or other distribution because of the application of any law or rule relating to set-off (including under section 553C of the Corporations Act), the Subordinated Creditor must (for the avoidance of doubt, subject to clause 1.7 (Payments to Senior Creditors)) nevertheless pay to the Senior Creditors that amount which would otherwise have been payable under any Liquidation or an amount equal to the amount by which the Subordinated Debt has been reduced had the set-off not applied and had the dividend, payment or other distribution actually been received, up to an amount equal to the Senior Debt.

6.3	Lodgement of proof

(a)	If required by a Senior Creditor, the Subordinated Creditor must prove in any Liquidation of the Debtor for all the Subordinated Debt or a part of the Subordinated Debt nominated by that Senior Creditor and any money recovered or received under or in respect of the Liquidation will be paid to the Senior Creditors in accordance with clause 6.2 (The Subordinated Creditor to pay over recovered amounts).

Gilbert + Tobin	page 16

(b)	If the Subordinated Creditor proves in any Liquidation in accordance with paragraph (a) above, it must not withdraw or vary or attempt to withdraw or vary any proof or claim so lodged without the prior written consent of the Senior Creditors.

(c)	If the Subordinated Creditor does not comply with paragraphs (a) or (b) above, a Senior Creditor may, and the Subordinated Creditor irrevocably authorises each Senior Creditor to, prove in the Liquidation on behalf of, and as attorney in fact of, the Subordinated Creditor (without limitation, by filing any claim or proof on behalf of the Subordinated Creditor).

6.4	Subrogation

If, and only if, the Subordinated Creditor:

(a)	has paid amounts to the Senior Creditors under clauses 6.1(e) (Proceeds held on trust) or 6.2 (The Subordinated Creditor to pay over recovered amounts); and

(b)	the Senior Debt has been Finally Paid,

the Subordinated Creditor is subrogated to the rights of the Senior Creditors against the Debtor in connection with the Senior Debt.

7	Accounting

7.1	Accounting

If, for any reason, the Subordinated Creditor receives or recovers payment of any Subordinated Debt before the end of the Subordinated Period, the Subordinated Creditor shall (and, for the avoidance of doubt, subject to clause 1.7 (Payments to Senior Creditors)) promptly pay to the Senior Creditors an amount equal to the amount received or recovered (or, in the case of an asset other than cash, its value as determined by the Senior Creditors).

7.2	Set-off

If, before the end of the Subordinated Period, the amount of the Subordinated Debt is reduced by any set-off, deduction or combination of accounts or similar right or procedure in breach of this deed, the Subordinated Creditor shall (and, for the avoidance of doubt, subject to clause 1.7 (Payments to Senior Creditors)) promptly pay to the Senior Creditors an amount equal to the amount by which the Subordinated Debt was so reduced.

7.3	Costs

The Debtor agrees, within 3 Business Days of demand, to pay or reimburse:

(a)	the Senior Creditors’ reasonable Costs in giving and considering consents, waivers, variations, discharges and releases and providing documents and other information in connection with this deed;

(b)	the Senior Creditors’ and any Attorney’s Costs of exercising, enforcing or preserving rights, powers or remedies (or considering doing so) in connection with this deed; and

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(c)	all stamp duty, registration fees and similar taxes and fees payable or assessed as being payable in connection with this deed or any other transaction contemplated by this deed (including any fees, fines, penalties and interest in connection with any of those amounts). However, the Debtor need not pay or reimburse any fees, fines, penalties or interest to the extent they have been imposed because of the Senior Creditors’ delay.

7.4	General indemnity

Each of the Subordinated Creditor and the Debtor severally indemnifies each Senior Creditor against any claim, action, damage, loss, liability, cost, charge, expense, outgoing or payment which that Senior Creditor suffers, incurs or is liable for in respect of:

(a)	any failure of it to observe, perform or comply with this deed for any reason (including, but not limited to, the Liquidation of either of them); or

(b)	this deed or any part of it being ineffective, void or unenforceable at law or in equity for any reason.

7.5	Foreign currency indemnity

If, at any time, a Senior Creditor receives or recovers any amount payable by the Subordinated Creditor for any reason and the currency of such payment is not Australian dollars, the Subordinated Creditor indemnifies that Senior Creditor against any shortfall between the amount payable in Australian dollars and the amount actually received or recovered by that Senior Creditor after such amount is converted into Australian dollars in accordance with clause 7.6 (Conversion of currencies).

7.6	Conversion of currencies

In making any currency conversion in respect of clause 7.5 (Foreign currency indemnity), a Senior Creditor or the Subordinated Creditor (as appropriate) may itself or through its bankers purchase one currency with another, in the manner and amounts and at the times it thinks fit, whether or not the purchase is through an intermediate currency, or spot or forward.

7.7	Continuing indemnities and evidence of loss

(a)	Each indemnity of the Subordinated Creditor or the Debtor contained in this deed is a continuing obligation of the Subordinated Creditor or the Debtor (as applicable), despite any settlement of account or the occurrence of any other thing, and remains in full force and effect until all end of the Subordination Period.

(b)	Each indemnity of the Subordinated Creditor contained in this deed:

(i)	is an additional, separate and independent obligation of that Subordinated Creditor and no one indemnity limits the generality of any other indemnity; and

(ii)	survives the termination of any Subordinated Debt Document.

7.8	GST

(a)	All payments to be made by the Subordinated Creditor under or in connection with this deed have been calculated without regard to GST.

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(b)	If all or part of that payment is the consideration for a taxable supply for GST purposes then, when the Subordinated Creditor makes the payment:

(i)	it must pay to the relevant Senior Creditor an additional amount equal to that payment (or part) multiplied by the appropriate rate of GST (currently 10%); and

(ii)	the relevant Senior Creditor will promptly provide to the Subordinated Creditor a tax invoice complying with the relevant GST legislation.

8	No prejudice

The right of a Senior Creditor to enforce any provision of this deed is not affected by:

(a)	any conduct of the Debtor;

(b)	any failure of the Debtor to comply with any term of this deed, any Senior Debt Document or any document evidencing any Subordinated Debt;

(c)	any knowledge in relation to the Subordinated Debt that a Senior Creditor may have or be charged with;

(d)	any conduct in relation to the enforcement or failure to enforce any Senior Debt Document; or

(e)	the giving of any discharge, amendment, variation, consent or waiver.

This clause does not apply to any waiver or consent granted directly to the Subordinated Creditor by a Senior Creditor.

9	Changes to rights

9.1	Rights of the Senior Creditor are protected

Rights given to a Senior Creditor under this deed, and the Subordinated Creditor’s liabilities under it, are not affected by any act or omission by a Senior Creditor or any other person or any other thing which might otherwise affect them under law or otherwise. For example, those rights and liabilities are not affected by:

(a)	any act or omission:

(i)	varying, replacing, supplementing, extending or restating in any way and for any reason any agreement or any arrangement under which the Senior Debt or the Subordinated Debt is expressed to be owing, such as by adding, replacing or changing the purpose of a facility, increasing a commitment or facility limit or extending the term of a facility including in connection with a restructuring or refinancing of the secured money, changing the agent or substituting a financier);

(ii)	releasing the Debtor or giving them a concession (such as more time to pay);

(iii)	releasing any person who gives a Guarantee in connection with any of the Debtor’s obligations;

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(iv)	releasing, losing the benefit of, or not obtaining or perfecting any Security or negotiable instrument;

(v)	by which the obligations of the Subordinated Creditor or the Debtor may not be enforceable;

(vi)	by which any person who was intended to Guarantee or provide any Security securing the Senior Debt does not do so, or does not do so effectively;

(vii)	by which the Subordinated Creditor is discharged from its obligations to a Senior Creditor under an agreement or by operation of law;

(viii)	by which any Security which could be registered is not registered;

(b)	a person dealing in any way with a Security, Guarantee, judgment or negotiable instrument;

(c)	the insolvency of the Debtor or the Subordinated Creditor;

(d)	changes in the membership, name or business of any person;

(e)	the Debtor opening an account with it;

(f)	acquiescence or delay by a Senior Creditor or any other person;

(g)	an assignment or novation of rights in connection with the Senior Debt or Subordinated Debt.

A Senior Creditor may act freely in its interests in relation to any matter concerning its Senior Debt without regard to the interests of the Subordinated Creditor or the terms of any Subordinated Debt and without incurring any liability to the Subordinated Creditor.

9.2	Reinstatement of rights

Under law relating to insolvency, a person may claim that a transaction (including a payment) in connection with this deed or the Senior Debt is void or voidable. If a claim is made and upheld, conceded or compromised, then:

(a)	the relevant Senior Creditor is immediately entitled as against the Subordinated Creditor to the rights under this deed in respect of its Senior Debt to which it was entitled immediately before the transaction; and

(b)	on request from the relevant Senior Creditor, the Debtor and the Subordinated Creditor agrees to do anything (including signing any document) to restore to that Senior Creditor any right that Senior Creditor held from the Debtor or the Subordinated Creditor immediately before the transaction.

The Subordinated Creditor’s and the Debtor’s obligations under this clause are continuing obligations, independent of the Subordinated Creditor’s and Debtor’s other obligations under this deed and continue after this deed ends.

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10	Amendment of documents

10.1	Amendment of Documents

Any Senior Debt Document may be amended, extended, renewed, novated, replaced or otherwise varied in any manner as the parties to that document agree.

10.2	Amendment of Subordinated Debt Documents

No Subordinated Debt Document may be amended, replaced or otherwise varied in any way, without the prior consent of that Senior Creditor.

11	Assignments, Guarantees and Security

11.1	Assignments of Subordinated Debt

The Subordinated Creditor shall not assign or transfer any of its interest or rights in or to the Subordinated Debt (other than with the prior written consent of each Senior Creditor).

11.2	Guarantees and Security in respect of Subordinated Debt

(a)	The Debtor shall not create or allow to exist any Guarantee or Security in respect of any Subordinated Debt; and

(b)	the Subordinated Creditor shall not require the provision of, and if held by it shall immediately discharge or release, any Guarantee or Security in respect of any Subordinated Debt,

in each case, other than under the Existing General Security Deed or with the prior consent of each Senior Creditor.

12	Representations and warranties

12.1	Representations and warranties

Each of the Subordinated Creditor and the Debtor makes the following representations and warranties.

(a)	(status) It is a corporation duly incorporated and validly existing under the laws of the place of its incorporation;

(b)	(power) it has the corporate power and authority to enter into and to perform its obligations under this deed;

(c)	(authorisation) it has taken all necessary action, corporate and otherwise, to authorise the entry into and performance of its obligations under this deed;

(d)	(binding) the obligations assumed by it under this deed have been duly authorised and executed by it and constitutes valid and binding obligations of it enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganisation, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equitable principles;

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(e)	(transaction permitted) its entry into and performance by it of any obligations under, and the transactions contemplated by, this deed do not and will not conflict with:

(i)	any law or regulation applicable to it; or

(ii)	its constitutional documents;

(f)	(validity and admissibility in evidence) all Authorisations required:

(i)	to enable it lawfully to enter into, exercise its rights and comply with its obligations under this deed;

(ii)	to make this deed, its legal, valid, binding and enforceable obligations, admissible in evidence in its jurisdiction of incorporation;

have been obtained or effected and are in full force and effect;

(g)	(benefit) it will receive reasonable commercial benefits from entering into this deed;

(h)	(trustee) it is not the trustee of any trust or settlement other than as set out in the section of this deed headed “Parties”.

(i)	(immunity from suit) it does not enjoy immunity from suit or execution in relation to its obligations under this deed;

(j)	(no litigation) no litigation, arbitration, administration or other proceeding or step in respect of it or any of its assets is current, pending or, to the best of its knowledge, threatened by or before any Government Agency, and no judgment or award has been given, made or is pending, by or before any Government Agency, which in any way questions its power of authority to enter into or perform its obligations under this deed;

(k)	(no misrepresentation) all information provided by it to a Senior Creditor in relation to the transactions contemplated by this deed is true in all material respects at the date of this deed. Neither that information nor its conduct in relation to the transactions contemplated by this deed was or is misleading in any material respect, by omission or otherwise;

(l)	(title) it is absolutely entitled to the Subordinated Debt (except as permitted by clause 11 (Assignments, Guarantees and Security));

(m)	(Insolvency Event) it is not insolvent; and

(n)	(Guarantee or Security) no Guarantee or Security exists in respect of the Subordinated Debt (except as permitted by clause 11 (Assignments, Guarantees and Security)).

12.2	Survival

(a)	The representations and warranties in clause 12.1 (Representations and warranties) survive the execution of this deed.

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(b)	The representations and warranties in clause 12.1 (Representations and warranties) are repeated with reference to the facts and circumstances then existing:

(i)	on each day on which a Senior Creditor or the Subordinated Creditor provide financial accommodation to the Debtor; and

(ii)	every 3 months after the date of this deed.

12.3	Reliance on representations and warranties

The Subordinated Creditor acknowledges that the Senior Creditors may provide and may continue to provide the Senior Debt to the Debtor in reliance on the representations and warranties in this clause.

13	Change to parties

13.1	Debtor and Subordinated Creditor

Without the prior written consent of each Senior Creditor:

(a)	neither the Debtor nor the Subordinated Creditor may assign or transfer any of its rights or obligations under this deed, or otherwise deal with its rights under this deed or allow any interest in it to arise or be varied; and

(b)	the Debtor may not consent to the purported assignment, the creation of other dealing with the Subordinated Debt, or the creation or variation of any interest in it.

Any attempt to do so is ineffective and the Debtor agrees that:

(i)	despite any purported consent or dealing, the Debtor will continue to make all payments in respect of the Subordinated Debt to the Subordinated Creditor, unless otherwise directed by the Senior Creditors; and

(ii)	the restrictions in this clause are an inherent element of the Subordinated Debt as if they were originally a component of it.

13.2	Senior Creditor

A Senior Creditor may assign all or any of its rights or transfer all or any of its obligations under this deed in accordance with the Senior Convertible Note Deed. If a Senior Creditor does this, neither the Debtor nor the Subordinated Creditor may claim against any assignee (or any other person who has an interest in this deed) any right of set off or other rights it has against that Senior Creditor.

14	Waivers, remedies cumulative

(a)	No failure to exercise or delay in exercising any right, power or remedy under this deed operates as a waiver. Nor does any single or partial exercise of any right, power or remedy preclude any other or further exercise of that or any other right, power or remedy.

(b)	The rights, powers and remedies provided to a Senior Creditor in this deed are in addition to, and do not exclude or limit, any right, power or remedy provided by law.

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15	Amendment

This deed may only be amended by another deed executed by the Subordinated Creditor, the Debtor and each Senior Creditor.

16	Severability of provisions

Any provision of this deed which is prohibited or unenforceable in any jurisdiction is ineffective as to that jurisdiction to the extent of the prohibition or unenforceability. That does not invalidate the remaining provisions of this deed nor affect the validity or enforceability of that provision in any other jurisdiction.

17	Notices

17.1	Communications in writing

Any communication or document to be made or delivered under or in connection with this deed:

(a)	must be in writing;

(b)	in the case of:

(i)	a notice by the Debtor or the Subordinated Creditor; or

(ii)	a specification of a bank or account by a Senior Creditor,

must be signed by an Authorised Officer of the sender (directly or with a facsimile signature), subject to clause 17.5 (Email communication) and clause 17.6 (Reliance), and

(c)	unless otherwise stated, may be made or delivered by fax, by letter or by email.

17.2	Addresses

The address, email address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each party for any communication or document to be made or delivered under or in connection with this deed is that identified below or any substitute address, fax number, email address or department or officer as the party may notify to the other party by not less than five Business Days’ notice:

Address for service of communications:

Subordinated Creditor:	Address: Email: Attention:	[***] [***] Colin Sussman
Debtor:	Address: Email: Attention:	[***] [***] Alec Waugh

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17.3	Delivery

(a)	Any communication or document to be made or delivered by one party to another under or in connection with this deed will be taken to be effective or delivered:

(i)	if by way of fax, when the sender receives a successful transmission report unless the recipient informs the sender that it has not been received in legible form by any means within two hours after:

(A)	receipt, if in business hours in the city of the recipient; or

(B)	if not, the next opening of business in the city of the recipient; or

(ii)	if by way of letter or any physical communication, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address; or

(iii)	if by way of email, as specified in clause 17.5 (Email communication),

and, in the case of a communication, if a particular department or officer is specified as part of its address details provided under clause 17.2 (Addresses), if addressed to that department or officer.

(b)	A communication by fax or email after business hours in the city of the recipient will be taken not to have been received until the next opening of business in the city of the recipient.

17.4	Notification of address, fax number and email address

Promptly upon receipt of notification of an address, fax number and email address or change of address, fax number or email address of the Debtor or the Subordinated Creditor under clause 17.2 (Addresses) or upon changing its own address, fax number or email address, the Debtor or the Subordinated Creditor shall notify the other parties.

17.5	Email communication

(a)	Any communication or document under or in connection with this deed may be made by or attached to an email and will be effective or delivered only:

(i)	on the first to occur of the following:

(A)	when it is dispatched by the sender to each of the email addresses specified by the recipient, unless for each of the addresses, the sender receives an automatic notification that the e-mail has not been received (other than an out of office greeting for the named addressee) and it receives the notification before two hours after the last to occur (for all addresses) of;

(1)	dispatch if in business hours in the city of the address; or

(2)	if not, the next opening of business in such city;

(B)	the sender receiving a message from the intended recipient’s information system confirming delivery of the email; and

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(C)	the email being available to be read at one of the email addresses specified by the sender; and

(ii)	the email is in an appropriate and commonly used format, and any attached file is a pdf, jpeg, tiff or other appropriate and commonly used format.

(b)	In relation to an email with attached files:

(i)	if the attached files are more than 10 MB in total, then:

(A)	at the time of dispatch the giver of the e-mail must send a separate email without attachments notifying the recipient of the dispatch of the email; and

(B)	if the recipient notifies the sender that it did not receive the email with attached files, and the maximum size that is able to receive under its firewalls, then the sender shall promptly send to the recipient the attached files in a manner that can be received by the recipient; and

(ii)	if the recipient of the email notifies the sender that it is unable to read the format of an attached file or that an attached file is corrupted, specifying appropriate and commonly used formats that it is able to read, the sender must promptly send to the recipient the file in one of those formats or send the attachment in some other manner; and

(iii)	if within two hours of:

(A)	dispatch of the email if in business hours in the city of the recipient; or

(B)	if not, the next opening of business in the city of the recipient,

the recipient notifies the sender as provided in subparagraph (i)(B) or (ii), then the relevant attached files will be taken not to have been received until the sender complies with that subparagraph.

(c)	An email which is a covering email for a notice signed by the Debtor’s or the Subordinated Creditor’s Authorised Officer does not itself need to be signed by an Authorised Officer.

(d)	Email and other electronic notices from a Senior Creditor or the Subordinated Creditor generated by Loan IQ or other system software do not need to be signed.

17.6	Reliance

(a)	Any communication or document sent under this clause 17 can be relied on by the recipient if the recipient reasonably believes it to be genuine and (if such a signature is required under clause 17.1(b) (Communications in writing)) it bears what appears to be the signature (original or facsimile or email) of an Authorised Officer of the sender (without the need for further enquiry or confirmation).

(b)	Each party must take reasonable care to ensure that no forged, false or unauthorised notices are sent to another party.

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17.7	English language

(a)	Any notice or other communication given under or in connection with this deed must be in English.

(b)	All other documents provided under or in connection with this deed must be:

(i)	in English; or

(ii)	if not in English, and if so required by the recipient, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

18	Counterparts

18.1	Counterparts

(a)	This deed may be executed in any number of counterparts, each of which:

(i)	may be executed electronically or in handwriting; and

(ii)	will be deemed an original whether kept in electronic or paper form, and all of which taken together will constitute one and the same document.

(b)	Without limiting the foregoing, if the signatures on behalf of one party are on more than one copy of this deed, this shall be taken to be the same as, and have the same effect as, if all of those signatures were on the same counterpart of this deed.

18.2	Electronic execution

(a)	A party may sign this deed electronically, and bind itself accordingly. The parties agree that this will satisfy any statutory or other requirements for that document to be in writing and signed by that party.

(b)	The parties intend that:

(i)	any soft copy of this deed so signed will constitute an executed original counterpart, and any print-out of the copy with the relevant signatures appearing will also constitute an executed original counterpart; and

(ii)	where a party prints out a copy of this deed after all parties who are signing electronically have done so, the first print-out by that party after all signatories who are signing electronically have done so will also be an executed original counterpart of this deed.

(c)	Each signatory and witness confirms that:

(i)	their signature appearing in this deed, including any such print-out (irrespective of which party printed it), is their personal signature authenticating it; and

(ii)	they hold the position or are the person named with respect to their execution and authorises the production of a copy of this deed bearing their signature for the purpose of signing as their duly execution copy. The copy of the signature appearing on the copy so executed is to be treated as their original signature.

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19	Further steps

Each of the Debtor and the Subordinated Creditor agrees to do anything (such as obtaining consents, signing and producing documents, producing receipts and getting documents completed and signed) which a Senior Creditor asks and considers necessary to:

(a)	ensure that this deed (including any Security created under it) is enforceable, perfected (including, where possible, by control in addition to registration) and otherwise effective;

(b)	enable that Senior Creditor to apply for any registration, or give any notification, in connection with this deed so that any Security created under it has the priority required by that Senior Creditor (including a registration under the PPSA for whatever collateral class that Senior Creditor thinks fit and the Debtor and the Subordinated Creditor consent to any such registration or notification and agree not to make an amendment demand);

(c)	enable that Senior Creditor to exercise its rights in connection with this deed;

(d)	bind the Debtor or the Subordinated Creditor and any other person intended to be bound under this deed;

(e)	enable the Senior Creditor to register the power of attorney in clause 23 (Power of attorney) or a similar power (including any rights the Senior Creditors exercise as attorney for the Subordinated Creditor); or

(f)	show whether it is complying with this deed.

20	Exclusion of PPSA provisions

To the extent the law permits:

(a)	for the purposes of sections 115(1) and 115(7) of the PPSA:

(i)	no Senior Creditor need comply with sections 95, 118, 121(4), 125, 130, 132(3)(d) or 132(4); and

(ii)	sections 142 and 143 are excluded;

(b)	for the purposes of section 115(7) of the PPSA, no Senior Creditor need comply with sections 132 and 137(3);

(c)	if the PPSA is amended after the date of this deed to permit the Subordinated Creditor and a Senior Creditor to agree to not comply with or to exclude other provisions of the PPSA, that Senior Creditor may notify the Subordinated Creditor that any of these provisions is excluded, or that Senior Creditor need not comply with any of these provisions, as notified to the Subordinated Creditor by that Senior Creditor; and

(d)	the Subordinated Creditor agrees not to exercise its rights to make any request of a Senior Creditor under section 275 of the PPSA, to authorise the disclosure of any information under that section or to waive any duty of confidence that would otherwise permit non-disclosure under that section.

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21	Exercise of rights by Senior Creditor

If a Senior Creditor exercises a right, power or remedy in connection with this deed, that exercise is taken not to be an exercise of a right, power or remedy under the PPSA unless that Senior Creditor states otherwise at the time of exercise. However, this clause does not apply to a right, power or remedy which can only be exercised under the PPSA.

22	No notice required unless mandatory

To the extent the law permits, the Subordinated Creditor waives:

(a)	its rights to receive any notice that is required by:

(i)	any provision of the PPSA (including a notice of a verification statement); or

(ii)	any other law before a secured party or receiver or receiver and manager exercises a right, power or remedy; and

(b)	any time period that must otherwise lapse under any law before a secured party or receiver or receiver and manager exercises a right, power or remedy.

If the law which requires a period of notice or a lapse of time cannot be excluded, but the law provides that the period of notice or lapse of time may be agreed, that period or lapse is one day or the minimum period the law allows to be agreed (whichever is the longer).

However, nothing in this clause prohibits a Senior Creditor from giving a notice under the PPSA or any other law.

23	Power of attorney

23.1	Appointment

(a)	Subject to paragraph (b) below, the Subordinated Creditor irrevocably appoints the Senior Creditor and each Authorised Officer of the Senior Creditor individually as the Subordinated Creditor’s attorney and agrees to ratify anything an Attorney does under clause 23.2 (Powers).

(b)	To the extent that Nabors and AgCentral are the only Senior Creditors, the Subordinated Creditor appoints only Nabors and each Authorised Officer of Nabors individually as its attorney for the purposes of this deed.

23.2	Powers

An Attorney may until the end of the Subordination Period:

(a)	do anything which the Subordinated Creditor can lawfully authorise an attorney to do including:

(i)	if the Debtor becomes Insolvent, convene and attend meetings and vote in respect of its Subordinated Debt; and

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(ii)	exercise its voting power in the Company to ensure compliance with the obligations of the Subordinated Creditor and the Company under this deed; and

(iii)	if the Debtor becomes Insolvent, exercise a right of proof of the Subordinated Creditor or do anything which the Attorney believes is expedient to give effect to any of the Senior Creditors’ rights under this deed.

These things may be done in the Subordinated Creditor’s name or the Attorney’s name, and they include signing and delivering documents, starting, conducting and defending legal proceedings and receiving any distributions on its Subordinated Debt; and

(b)	delegate their powers (including this power) and revoke a delegation; and

(c)	exercise their powers even if this involves a conflict of duty or they have a personal interest in doing so.

If an Attorney is not entitled to exercise its rights as Attorney under either clause 23.2(a)(i) or clause 23.2(a)(ii), the Subordinated Creditor agrees to exercise those rights as the Senior Creditor directs.

24	General

24.1	Realisation of distributions

If the Senior Creditors receives a distribution other than in the form of money in connection with the Subordinated Debt, the Senior Creditors may realise it in any way it considers appropriate and the Senior Debt is not taken to be reduced by the distribution until the realisation proceeds are applied towards the Senior Debt.

24.2	Prompt performance

If this deed specifies when a party agrees to perform an obligation, the party agrees to perform it by the time specified. Each party agrees to perform all of its other obligations promptly. Time is of the essence in this deed in respect of an obligation of the Debtor the Subordinated Creditor to pay money.

24.3	Set off

The Senior Creditors (other than AgCentral as a Senior Creditor) may set off any amount owing by the Senior Creditors to the Debtor or the Subordinated Creditor (whether or not due for payment) against any amount due for payment by the Debtor or the Subordinated Creditor (as applicable) to the Senior Creditor in connection with this deed.

The Senior Creditors (other than AgCentral as a Senior Creditor) may do anything necessary to effect any set off under this clause (including varying the date for payment of any amount owing by the Senior Creditor to the Debtor or the Subordinated Creditor and making currency exchanges). This clause applies despite any other agreement between the parties.

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A security interest created by this deed over any account with the Senior Creditor into which money is credited is subject to the Senior Creditor’s rights under this clause. This clause also applies despite any other agreement between the parties.

24.4	No liability for loss

The Senior Creditors are not liable for any loss, liability or Costs arising in connection with the exercise or attempted exercise of, failure to exercise, or delay in exercising, a right, power or remedy in connection with this deed.

24.5	Confidentiality

Each party agrees to comply with its obligations under the Confidentiality Deed entered into with the Debtor dated 19 August 2022.

24.6	Supply of information

Without limiting clause 19 (Further steps), each of the Debtor and the Subordinated Creditor agrees to promptly supply the Senior Creditor with any information about or documents affecting:

(a)	the Senior Debt; or

(b)	any Subordinated Debt; or

(c)	this deed,

in each case, reasonably requested by it.

25	Governing Law

This deed is governed by New South Wales law.

26	Jurisdiction

(a)	The courts having jurisdiction in New South Wales have exclusive jurisdiction to settle any dispute arising out of or in connection with this deed (including a dispute regarding the existence, validity or termination of this deed) or any non-contractual obligation arising out of or in connection with this deed) (a Dispute).

(b)	The parties agree that those courts are the most appropriate and convenient courts to settle Disputes and accordingly no party will argue to the contrary.

(c)	This clause 26 (Jurisdiction) is for the benefit of each Senior Creditor only. As a result, no Senior Creditor shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, a Senior Creditor may take concurrent proceedings in any number of jurisdictions.

27	Acknowledgement by Debtor and Subordinated Creditor

Each of the Debtor and the Subordinated Creditor confirm that:

(a)	it has not entered into this deed in reliance on, or as a result of, any statement or conduct of any kind, or on behalf of a Senior Creditor or any affiliate of a Senior Creditor (including any advice, warranty, representation or undertaking); and

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(b)	neither a Senior Creditor nor any affiliate of a Senior Creditor is obliged to do anything (including disclose anything or give advice),

except as expressly set out in the Senior Debt Documents or in writing duly signed by or on behalf of that Senior Creditor or its affiliate.

28	Deed poll

(a)	This deed is intended for the benefit of each Senior Creditor and operates as a deed poll in favour of the Senior Creditors jointly and severally.

(b)	The Debtor and the Subordinated Creditor agree that this deed is given for the benefit of each Senior Creditor even though those persons are not parties to this deed.

(c)	The representations and warranties given in clause 12 (Representations and warranties) are given for the benefit of the Senior Creditors jointly and severally, as well as to the Subordinated Creditor and the Debtor (in respect of representations and warranties given by the other).

(d)	Each Senior Creditor is entitled to enforce the provisions of this deed notwithstanding that it is not a party to this deed.

Gilbert + Tobin	page 32

Execution page

Executed as a deed, and as a deed poll in favour of the Senior Creditors.

Debtor

Signed, sealed and delivered by Vast Solar Pty. Ltd. CAN 136 258 574 in accordance with section 127 of the Corporations Act 2001 (Cth) by:

/s/ John Kahlbetzer	/s/ Colin Sussman
Signature of John Kahlbetzer (director)	Signature of Colin Sussman (director)

Gilbert + Tobin	Project Neptune - Subordination Deed – Execution page

Subordinated Creditor

Signed, sealed and delivered by AgCentral Energy Pty Ltd ACN 665 472 711 in accordance with section 127 of the Corporations Act 2001 (Cth) by:

/s/ John Kahlbetzer	/s/ Colin Sussman
Signature of John Kahlbetzer (director)	Signature of Colin Sussman (director)

Gilbert + Tobin	Project Neptune - Subordination Deed – Execution page